UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Artfest International, Inc.

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ARTFEST INTERNATIONAL, INC.
The Madison Building
15851 Dallas Parkway, Suite 600
Addison, TX 75001 USA

Dear Valued Shareholders:

My name is Edward Vakser and I am the recently appointed and new Chairman and CEO of Artfest International, Inc. (“Artfest” or the “Company”). All of us at Artfest are extremely excited about the future of the Company and the opportunity for growth stemming from the many great ventures we are launching. I would like to share with you just a couple of our most recent achievements.

Acquisition of Art Channel, Inc.

On December 28, 2007, Artfest successfully added a new collection of services and offerings with the acquisition of Art Channel, Inc. (www.ArtChannel.tv). Art Channel is a company based out of Dallas, TX that specializes in the marketing and sales of limited edition autographed and numbered Fine Art and Collectibles. Art Channel’s mission is to help launch and create markets for both new and existing artists and provide a vehicle that would introduce and educate the public about the arts. Art Channel covers a wide variety of "All Things Creative" including fine art, visual art, music, performing art, spoken and written words, books and multimedia.

The acquisition of Art Channel has allowed Artfest to expand into a number of exciting markets and to deploy four distinct sales channels potentially yielding a wealth of growth and revenue generating opportunities. These are:

Artfest DIRECT – Direct-Sales Model

Art Channel Galleries™ (www.artchannelgalleries.com) is Artfest’s direct-sales proprietary self-replicating e-commerce venue where Members can buy, sell, and trade limited edition signed and numbered fine art and collectibles. Membership is free and includes a member branded, direct-sales e-commerce website having full back office support including a merchant account, just-in-time inventory, and fulfillment. Fine art is available in high quality and popular formats including Giclée, Lithography, and Serigraph.

Artfest NETWORKS – National TV Syndication and Art Channel

Art Channel Network™ (www.artchannel.tv) provides a range of multi-cultural programming including artist documentaries, live paintings, artist collections, artist interviews, live concerts and other art centric content that is available online and that is syndicated to 20 million viewers in 218 independent TV market nationwide. Artfest is working towards broadcasting its content via IP TV online and acquiring larger slivers of satellite time and such so that it can eventually broadcast art centric content 24 hours a day, 7 days a week realizing an Art Channel that is similar to the History Channel, Home & Garden Channel, etc.

Artfest GALLERIES – Brick and Mortar Galleries and Celebrity Events

Artfest Galleries™ are the brick and mortar galleries that will be established to showcase fine art and collectibles in a traditional gallery setting. On an ongoing basis, Artfest will have luncheons, and weekend gala’s locally in Dallas, Texas. Artfest will also use these galleries to showcase new artists, special exhibits, and celebrity events in different markets internationally all with the mindset of attracting new Members to www.artchannelgalleries.com.

Artfest AUCTIONS – Online Auctions

My Artfest™ (www.myartfest.com) is an internet auction website that operates and generates revenue similar to eBay™. Through this online revenue medium, galleries, wholesalers, artists, dealers, and private collectors have an art focused venue to auction their fine art and collectibles.

With the acquisition of Art Channel, Artfest is poised to dominate the world collectible market through an unparalleled combination of television marketing and advertising in conjunction with a global direct-sales strategy to recruit hundreds of thousands of Members and Customers by word-of-mouth advertising.

Goals for 2008

As referenced in our earlier press releases, Artfest has embarked on accomplishing the following goals for 2008. They are as follows:

•
Increase Membership Base: Artfest currently serves approximately a 500 plus growing membership base comprised of Dealers and Collectors. Artfest is projecting its membership base to increase by approximately 5,000 new members by the end of the year. Artfest forecasts that each new member potentially contributes $6,700 of revenue per year. Members will be recruited and be made aware of the opportunity through interactive seminars, membership conventions, personal referrals, and through TV & radio ads.

•
Increase Number of Artists and Limited Editions: Artfest has identified and been approached by several artists interested in showcasing their artwork through Artfest’s members. Artfest intends to sign approximately twenty (20) new Artists that will be responsible for over 400 new images to be produced exclusively by Artfest.

Adding to the mix of available art to our growing membership, Artfest signed renowned wholesale dealer and publisher of fine art limited editions, Soho Editions, Inc. (www.sohoeditions.com). Soho Editions is headquartered in New York, NY and has pioneered the technique of hand-enhanced prints on canvas and boasts a distribution network of over one hundred galleries throughout the United States. It is anticipated that this strategic partnership with Soho Editions will bring many talented artists to Artfest’s already impressive lineup.

•
Launch Television Network: Through its strategic partnership with AMGTV (www.amgtv.tv), Artfest will initially broadcast a new 2-hour TV block of exclusive programming titled “Artfest Presents” to approximately 20 million viewers, within 218 TV markets nationally, including the top 10 major independent TV markets such as Dallas, Los Angeles, New York, Chicago, and Washington DC.

The collaboration with AMGTV provides Artfest with an outlet to communicate its story and direct sales opportunity to art enthusiasts nationally through educational and enriching artist documentaries, interviews, live art showcases and concert series. Furthermore, viewers will have the opportunity to become Members of Artfest's business opportunity and sell Artfest limited edition signed and numbered products.

The Future

The aforementioned goals are just a few of the many that Artfest is looking to accomplish during the course of 2008. In addition to generating revenues and achieving profitability through operations, Artfest will look to identify a number of acquisition opportunities, both synergistic and tangential to the Company’s core business. This includes, but is not limited to, acquisitions of the following types of companies:

•
Framing and Printing Companies – Artfest may seek to acquire a framing and/or specialized printing company to assist in the growth of the Company and add to the eclectic mix of services provided to its Members. Currently, Artfest has strategic partnerships in place with these types of vendors but may look to increase profitability by bringing these synergistic functions in-house and under the same roof to further benefit from economies of scale and order procurement and management of its just-in-time order fulfillment.

•
Media and Production Companies – As Artfest NETWORKS expands into additional nationally televised markets, the need for programming and rich media content will increase exponentially. Therefore, Artfest may seek to acquire media and/or production companies that can handle these functions and that can be scalable to meet the demands due to the growth in programming for these new markets.

•
Software and other related High-Tech Companies – The complete back-office enterprise software suite for Art Channel Galleries is an extremely valuable and instrumental component to the entire operation. With this in mind, an acquisition of a software development, or other related company, can be extremely valuable as the systems become increasingly complex, interactive, and requiring additional customized modules and further integration with new or existing applications.

•
Banking/Financial and Merchant Account Processing Companies – Artfest relies heavily on credit card and other banking functions, such as Electronic Funds Transfers (EFT) and Automated Clearing House (ACH), for payments of art and other related services. Just as the acquisition of PayPal was very instrumental for eBay’s business, so to Artfest may seek to acquire a payment processing or other banking/finance company to handle all of the financial transactions of the business.

The above listed acquisitions are just a few of the many opportunities that the Company may pursue throughout the year and in the near future. It is anticipated that, as is customary with many publicly traded companies, these acquisitions be made with cash, the Company’s common or preferred stock, or a combination of both.

These acquisitions are a primary reason that the Company is seeking to increase the current capitalization structure from 40,000,000 to 500,000,000 authorized shares and amend the Company’s Certificate of Incorporation with the State of Delaware accordingly. In addition, this increase in authorized shares will allow the Company to adopt a qualified Employee Stock Ownership Plan (ESOP) for our employees and provide stock incentives for our increasingly growing membership. This increase in authorized shares is imperative in allowing the Company to achieve its goals both this year and in the near future.

Before I conclude, I would like to take this opportunity to publicly thank Larry D. Ditto, Artfest’s most recent and past Chairman and CEO, for all of his hard work, tireless efforts and dedication while serving the Company in his capacity. Larry’s involvement throughout the acquisition of Art Channel was instrumental and I, along with the entire Artfest team, greatly appreciate his assistance and continued support. I am extremely delighted that Larry has graciously accepted to continue to serve on the Board as a Director and I look forward to a long lasting working relationship with him.

In conclusion, all of us at Artfest are extremely excited about the direction of the Company and the many opportunities that are among us. I personally welcome your comments, feedback, and any suggestions that you may have and urge you to continue to check the Company’s website and look out for our press releases for all the latest news and for more great announcements.

Thank you and I look forward to hearing from you,

Edward Vakser

Edward Vakser
Chairman and CEO
Artfest International, Inc.

SAFE HARBOR STATEMENT – THIS LETTER INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 27E OF THE SECURITIES ACT OF 1934. STATEMENTS CONTAINED IN THIS DOCUMENT THAT ARE NOT HISTORICAL FACTS MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN. ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM THAT PROJECTED OR SUGGESTED HEREIN DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, ABILITY TO OBTAIN FINANCING AND REGULATORY AND SHAREHOLDER APPROVALS FOR ANTICIPATED ACTIONS. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO CERTAIN FACTORS, RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS AND PERFORMANCE TO DIFFER MATERIALLY FROM THOSE REFERRED TO OR IMPLIED BY SUCH STATEMENTS. IN ADDITION, ACTUAL OR FUTURE RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED DEPENDING ON A VARIETY OF FACTORS, INCLUDING CONTINUED MAINTENANCE OF FAVORABLE LICENSE ARRANGEMENTS, SUCCESS OF MARKET RESEARCH IDENTIFYING NEW PRODUCT OPPORTUNITIES, SUCCESSFUL INTRODUCTION OF NEW PRODUCTS, CONTINUED PRODUCT INNOVATION, SALES AND EARNINGS GROWTH, ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL, AND GENERAL ECONOMIC CONDITIONS AFFECTING CONSUMER SPENDING. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. ARTI DOES NOT INTEND TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS RELEASE TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS OR TO CHANGES IN ITS EXPECTATIONS, EXCEPT AS MAY BE REQUIRED BY LAW.

Artfest International, Inc.
15851 Dallas Parkway, Suite 600
Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 28, 2008

To the Stockholders of Artfest International, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Annual Meeting”) of Stockholders of Artfest International, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices, at 15851 Dallas Parkway, Suite 600, Addison, Texas 75001, at 2:00 p.m. local time, on March 28, 2008, for the following purpose:

(1)           To elect a three member Board of Directors to serve until the next Annual Meeting of Stockholders of the company or until their successors are duly elected and qualified;

(2)           To approve the Board of Directors’ decision to increase the authorized capital of the Company from forty million (40,000,000) shares of Common Stock to five hundred and two million (502,000,000) shares of stock of which five hundred million (500,000,000) shares shall be Common Stock, par value $.001 and two million (2,000,000) shares shall be Preferred Stock, par value $.001;

(3)           To approve the proposed qualified stock option plan;

(4)           To ratify the Board of Directors’ selection of Eugene M. Egeberg, C.P.A. as the auditor for the Company for the 2007 fiscal year; and

(5)           To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on February 20, 2008 as the date for determining the Stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Dated:	March 10, 2008	By Order of the Board of Directors,

Edward Vakser
Edward Vakser, Chairman

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many Stockholders as possible be represented, in person or by proxy, at the Annual Meeting.  Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy.  You have the power to revoke your proxy at any time before the vote occurs at the Annual Meeting, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

Artfest International, Inc.
15851 Dallas Parkway, Suite 600
Addison, Texas 75001

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
March 28, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Artfest International, Inc. (“we”, “us”, “our” or the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on March 28, 2008, and at any adjournment thereof (the “Annual Meeting”).  Further solicitation of proxies may be made personally, or by telephone or telegraph, by officers and other agents of the Company, who will not receive compensation for such solicitation.  The cost, if any, of soliciting proxies will be borne by the Company.

All shares represented at the Annual Meeting by proxies will be voted provided that such proxies are properly signed and dated.  If a choice is indicated on a proxy, the shares represented will be voted in accordance with the choice specified.  If no choice is indicated on a proxy, the shares represented will be voted as follows:

(1)           To elect each of Edward Vakser, Anzhelika Tassan and Larry D. Ditto as Directors of the Company to serve until the next Annual Meeting of Stockholders of the company or until their successors are duly elected and qualified: FOR

(2)           To approve the Board of Directors’ decision to increase the authorized capital of the Company from forty million (40,000,000) shares of Common Stock to five hundred and two million (502,000,000) shares of stock of which five hundred million (500,000,000) shares shall be Common Stock, par value $.001 and two million (2,000,000) shares shall be Preferred Stock, par value $.001: FOR

(3)           To approve the proposed qualified stock option plan: FOR

(4)           To ratify the Board of Directors’ selection of Eugene M. Egeberg, C.P.A. as the auditor for the Company for the 2007 fiscal year: FOR

(5)           To approve such other business as may properly come before the Annual Meeting and any adjournments thereof: FOR

Revocability of Proxies

Any Stockholder executing and returning a proxy has the power to revoke such proxy at any time prior to the occurrence of the vote at the Annual Meeting by (A) written notice to the Secretary of the Company at the Company’s headquarters delivered prior to the commencement of the Annual Meeting, (B) providing a signed proxy bearing a later date, or (C) appearing in person and voting at the Annual Meeting.

VOTING SECURITIES

Only Stockholders of record at the close of business on February 20, 2008 are entitled to vote at the Annual Meeting.  The total number of shares of Common Stock, par value $.001 per share (“Common Stock”), of the Company, issued, outstanding and entitled to be voted on the record date was 36,355,629 shares.

A closing took place as of December 28, 2007 with respect to the Company’s purchase of The Art Channel, Inc. (“ACHI”), a Texas corporation, pursuant to an Acquisition Agreement dated as of December 26, 2007 (the “Acquisition Agreement”).  Pursuant to the terms of the Acquisition Agreement, the Company issued eight million (8,000,000) shares of Common Stock of the Company to ACHI stockholders as of the closing, and agreed to issue an additional twenty million (20,000,000) shares of Common Stock to ACHI stockholders as soon as is practicable after the Company files with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation increasing the Company’s authorized shares to one hundred million (100,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock.  The Board of Directors of the Company subsequently recommended that the Company amend its Certificate of Incorporation to increase its authorized shares to five hundred million (500,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock.  Upon issuance of the additional 20,000,000 shares of the Company to ACHI stockholders, the aggregate number of the Company’s shares issued to ACHI stockholders will represent approximately forty-seven (47%) percent of the Company’s issued and outstanding shares of voting capital stock on a fully diluted basis, as illustrated in the table below.  ACHI is now a wholly owned subsidiary of the Company.

Ownership of the Company
Fully Diluted (Outstanding Warrants, Options and Rights)
Common	% Ownership	Number of Shares
Company’s Prior Stockholders	50.08%	28,190,628 Shares Currently Issued, plus 1,500,000 Shares to be Issued to Larry Ditto Upon an Increase of the Company’s Authorized Shares
Prior ACHI Stockholders	47.23%	8,000,000 Shares Currently Issued, plus 20,000,000 Shares to be Issued Upon an Increase of the Company’s Authorized Shares
Outstanding Warrants, Options	2.69%	1,600,000
Totals:	100%	59,290,628

Pursuant to the Voting Agreement dated December 26, 2007 entered into by and among the Company, ACHI, and each of Larry D. Ditto, Conrad Selle, Joseph Walsh Sr., and Joseph Walsh Jr. (the “Voting Agreement”), the Company’s stockholders have delivered to the ACHI stockholders proxies on a pro-rata basis based upon the number of shares each of ACHI stockholders owned as of the Closing Date, such that the ACHI Stockholders shall have the right to vote an additional thirty four and two-thirds (34⅔%) percent of the total issued and outstanding shares of the Company.  Each stockholder who has executed the Voting Agreement has agreed to vote his shares of the Company as follows: (i) to consent to the Amendment to the Company’s Certificate of Incorporation to increase its authorized shares to one hundred million (100,000,000) shares of common stock and two million (2,000,000) shares of preferred stock (the “Additional Shares”) as soon as is practicable; (ii) to consent to issue an additional twenty million (20,000,000) shares of common stock to the ACHI stockholders; and (iii) until the Additional Shares are issued, in all circumstances in which the Board of Directors of the Company seeks approval of its stockholders either voluntarily or by requirement of law, the stockholder shall deliver to the ACHI shareholders proxies on a pro-rata basis based upon the number of shares each of ACHI shareholders owned as of December 27, 2008 such that the ACHI shareholders shall have the right to vote an aggregate of additional thirty four and two-thirds (34⅔%) percent of the total issued and outstanding shares of the Company. The Board of Directors of the Company subsequently recommended that the Company amend its Certificate of Incorporation to increase its authorized shares to five hundred million (500,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock.

The holders of a majority of the votes (i.e., 18,177,815 votes) shall constitute a quorum.  A quorum is necessary to hold a valid meeting.

How We Solicit Proxies

The Company will pay all of the costs of preparing, assembling and mailing the form of Proxy, Proxy Statement and other materials which may be sent to the Stockholders in connection with this solicitation.  In addition the Company will pay any costs which are required to solicit the receipt of proxies from Stockholders.  Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone, telegraph or personal interview for which they will receive no additional remuneration.  The Company expects to request nominees who hold stock in their names to furnish this proxy material to their principals and to solicit proxies from them.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement form of proxy for the Company’s Annual Meeting of Stockholders in May 2009 is January 31, 2009.  The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is January 31, 2009.  Any such stockholder proposals must be submitted to the Company’s Secretary in writing at 15851 Dallas Parkway, Suite 600, Addison, Texas 75001.

Explanation of Proposals and Management’s Recommendations:

(1)           To elect each of Edward Vakser, Anzhelika Tassan and Larry D. Ditto as Directors of the Company to serve until the next Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified.

With the acquisition of ACHI, the Company has a total of four (4) employees.  The Company is dependent upon the efforts and abilities of our senior management.  The interruption of the services of senior management could have a material adverse effect on the Company’s operations, profits and future development, if suitable replacements are not promptly obtained.  The employments agreements which ACHI’s key executives entered into with ACHI have been honored and adopted by the Company.  All of our officers and directors will hold office until their resignation or removal.

Edward Vakser, who has served as the President and Chief Executive Officer of The Art Channel, Inc. (“ACHI”) and its predecessors since 2004, now holds the same position with the Company.  For the past 24 years, Mr. Vakser has been involved in a multitude of enterprises including owning the second largest staging company in North Texas and producing some of the largest corporate and entertainment industries events.  He has been awarded several growth and performance industry awards.  For over 10 years, Mr. Vakser has been working on several intellectual property concepts including ACHI, 3D Concert, Wrestling, Ultimate Fighting and Extreme Sports, along with a multitude of art, recording, and performing artists.  Mr. Vakser has also been the President and Chief Executive Officer of Revolve Communications since 2000, and the President and Chief Executive Officer of Intelecon Services, Inc. since 1990.

Anzhelika Tassan, who has served as the Secretary and Chief Marketing Officer of ACHI and its predecessors since 2004, now holds the same position with the Company.  Ms. Tassan, one of the co-founders of ACHI, has been involved in the production and multimedia industry for over 12 years.  Ms. Tassan, one of the co-founders of ACHI, has been involved in the production and multimedia industry for over 12 years.  She has been involved and coordinated multimedia designs and developments for large scale projects and currently specializes in developing a variety of digital marketing media campaigns including interactive programs, corporate branding tools and web-based training modules.  As an innovator of new CD-ROM/DVD development, she helped pioneer a new interactive technology for a Stereoscopic 3D Interactive CD training program.  Ms. Tassan has developed award-winning multimedia marketing and training programs for such clients as Huffines Communities, DeWitt Marketing, Dallas Woodcraft, Siepela Industries, Wilbow Corporation, Inc., Nokia, Dr. Pepper/7-Up, Valerian Properties, Ericsson, Marlin Atlantis, Haggard Properties, Macfarlan, Leman Development, Feature Presentations, Trinity Industries, Alcatel, IDB Systems, Williams Entertainment, EDS, Rainforest Creations, and Nortel Networks.  Ms. Tassan has also been the President and Chief Executive Officer of TNT Media Productions, LTD. since 2003, was the Vice President of Revolve Communications from 2000-2003, and was the Director for Multimedia and Marketing for Intelecon Services, Inc. from 1996-2003.

Larry D. Ditto served as the Company’s President and Chief Executive Officer until December 2007.  Mr. Ditto has been involved with the Company since early 2005 as its then CEO and was later appointed President and Chairman of the Board of Directors.  In 1979, Mr. Ditto became President, CEO, and 50% owner of a business that provided group purchasing programs for nursing homes.  He specialized in negotiating agreements with suppliers for purchases of hundred of millions of dollars.  The company was sold in 1996 to its largest competitor and he accepted a work/consulting agreement with the new owners.  His contract ended in 2006.  In 1967 Mr. Ditto completed an MA in elementary administration and entered the doctoral program at Michigan State University as a teaching fellow.

Management recommends voting FOR the Proposal.

(2)           To authorize the Company to file with the Division of Corporations in the Department of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation of the Company to increase of the authorized capital of the Company from forty million (40,000,000) shares of Common Stock to five hundred and two million (502,000,000) shares of stock of which five hundred million (500,000,000) shares shall be Common Stock, par value $.001 and two million (2,000,000) shares shall be Preferred Stock, par value $.001.

The Board of Directors of the Company has proposed an increase of the authorized capital of the Company from forty million (40,000,000) shares of Common Stock to five hundred and two million (502,000,000) shares of stock of which five hundred million (500,000,000) shares shall be Common Stock, par value $.001 and two million (2,000,000) shares shall be Preferred Stock, par value $.001.  The Common Stock has no preemptive rights.  The Preferred Stock may be issued from time to time in one or more series and have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions permitted by law and specifically set forth in the resolution or resolutions providing for their issuance and adopted by the Board of Directors.

In order to effectuate this change, a Certificate of Amendment to the Certificate of Incorporation of the Company must be filed with the Division of Corporations in the Department of State of the State of Delaware.  An amendment of the Certificate of Incorporation of the Company has been authorized by the unanimous written consent of the Board of Directors of the Company pursuant to Section 141(f) of the Delaware General Corporation Law.

The Board of Directors believes that it is in the Company’s best interests to increase the authorized capital of the Company to allow for additional issuances of shares in connection with the Company’s acquisition of ACHI.

A closing took place as of December 28, 2007 with respect to the Company’s purchase of ACHI, pursuant to the Acquisition Agreement.  Pursuant to the terms of the Acquisition Agreement, the Company issued eight million (8,000,000) shares of Common Stock of the Company as of the closing, and agreed to issue an additional twenty million (20,000,000) shares of Common Stock as soon as is practicable after the Company files with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation increasing our authorized shares to one hundred million (100,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock.  The Board of Directors of the Company subsequently recommended that the Company amend its Certificate of Incorporation to increase its authorized shares to five hundred million (500,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock. These shares upon issuance will represent approximately forty-seven (47%) percent of the Company’s issued and outstanding shares of voting capital stock on a fully diluted basis.  ACHI is now a wholly owned subsidiary of the Company.

The additional 460,000,000 shares of the Company’s Common Stock to be authorized would provide needed flexibility for the Company’s financial and capital requirements and requirements in connection with the transactions discussed in this Proxy Statement so that proper advantage could be taken of favorable market conditions and possible business acquisitions.  Additional shares of the Company’s Common Stock would also be available to the company for stock dividends or splits should the Board of Directors decide that it would be desirable, in view of market conditions then prevailing, to broaden the public ownership of, and to enhance the market for, the shares of the Company’s Common Stock.  The additional shares would be available for issuance for these and other purposes, at the discretion of the Company’s Board of Directors without, in most cases, the delays and expenses attendant to obtain further stockholder approval.

Management recommends voting FOR the Proposal.

(3)           To approve the proposed qualified stock option plan.

The purpose of the qualified stock option plan (the “Plan”), a copy of which is annexed hereto, is to provide a method to give incentives to those persons or entities who, in the discretion of the Board of Directors of the Company (the “Board”), are responsible for the management, growth and/or protection of the business of the Company and who are making and can continue to make substantial contributions to the success of the Company’s business including, but not limited to, present and future officers, directors, employees, consultants and professional advisors of the Company or any future parent corporation or any subsidiary corporation of the Company.  It is anticipated that the Plan will encourage such persons and entities to acquire capital stock ownership in the Company, thus giving them a proprietary interest, or increasing their proprietary interest, in the Company, providing them with greater incentive to make and continue to make substantial contributions to the success of the Company’s business, and encourage them to continue in the service of, and promote the interests of, the Company and all of its stockholders.  Accordingly, the Company periodically will grant to such persons and entities as may be selected as hereinafter provided, options to purchase shares of Common Stock of the Company.

Management recommends voting FOR the Proposal.

(4)           To ratify the Board of Directors’ selection of Eugene M. Egeberg, C.P.A. as the auditor for the Company for the 2008 fiscal year.

Eugene M. Egeberg is a Certified Public Accountant who provided audited financial statements with respect to ACHI for the nine months ending September 30, 2007.

Thomas Bauman, CPA was the Company’s Certified Public Accountant for the most recently completed.  Mr. Bauman resigned as the independent certified accountant of the Company by a letter dated January 16, 2008, for reasons unrelated to any disagreement between Mr. Bauman and the Company or its management.

Neither Eugene M. Egeberg nor Thomas Bauman will be present at the Annual Meeting, and will not be available to answer questions.

Management recommends voting FOR the Proposal.

SUMMARY OF OUR BUSINESS SUBSEQUENT TO THE ACQUISITION OF ACHI.

The Company is a business which, subsequent to the closing of the acquisition of ACHI, markets, sells and prints high quality fine art paintings and autographed limited-edition celebrity photographs which are reproduced on canvas using the Giclée printing method.  The Company has also launched a full-scale television network which broadcasts to households via satellite and cable, full power and low power distribution, art and other creative related programming.  In addition to the programming placed on our television network, we intend to utilize this medium as an additional premier marketing tool to market and sell our products.

Based upon the acquisition of ACHI, we will utilize three (3) general sales strategies.

(1)
Direct Marketing and Sales: This model is centered on an Associated Rewards Referral / Party Plan System modeled after companies like Avon, Tupperware, pampered Chef and Home Interiors. Our Virtual Commissions Reward Card System is patent-pending protected due to what management believes is the new and exciting applications it brings to this direct-sales business model.

(2)
Internet Driven: This strategy offers a state-of-the-art website that is completely automated, turn-key online business building system that management believes will create traffic to our Associate Members’ websites.  This system uses our proprietary technology process.

(3)
Our signed and numbered fine art and autographed celebrity collectibles will be marketed through independent contractors who will become Associate Members of the Company by enrolling and agreeing to the terms and conditions for a free information and ecommerce personalized Company website.

Subsequent to the acquisition of ACHI, the Company will have over 350 members in our Direct Marketing and Sales membership program and anticipates growing this membership to 3,750 members in year one, 27,750 members in year two, and 51,750 members in year 3.

Business Space

With the acquisition of ACHI, we rent business space located at 1500 W. Plano Parkway, Plano, Texas.  This space has been used in the past as a television studio and art gallery.  Currently, we are not under a lease with the owner of the property.

PRODUCTS AND SERVICES

We rely upon multiple outsourced printers and manufacturers for our products.  The Giclée reproduction technique was designed to reproduce, and protect rare and valuable pieces of art.  The average person cannot tell the difference between a Giclée reproduction and the original. The Giclée method will be used to reproduce signed and numbered limited editions of fine art, and autographed limited-edition celebrity art from existing photographs.  This process along with the marketing system will be patent-pending protected.

We are currently marketing a business opportunity to individuals.  The business opportunity is the chance to operate their own Associate Member business anywhere the company has promoted our products.

Business Profitability Prospects

We believe the Company has potential for profitability both short and long term.  The fine art and autographed limited-edition celebrity collectable concept will offer a one-of-a-kind valued product for art collectors, art dealers, and fans of sports, movies, music and other celebrity-driven industries.

Management believes that the idea of limited-edition signed and numbered fine art and celebrity collectibles creates opportunities to quickly expand into international markets as well.  The international availability of the Internet along with our Virtual Commission Account management believes will allow for the possibility of global expansion.  We believe that this platform, when completed, will support multiple languages, international payment process and a global debit card system for commissions.

MARKETING AND COMPETITION

We will use a direct-sales strategy to market our product to Associate Members and preferred customers.  Product Sales will be made through a direct-sales marketing channel.

Direct-Sales Marketing

With a direct sales marketing strategy, customers are identified and sold product by independent contractors or Associate Members who receive a commission for each sale.  These Associate Members are also paid on the sales of other Associate Members they enroll into the Company.

Using a direct sales model allows us to penetrate the market without having to spend large amounts of capital before sales are produced.  The highest cost for customer acquisition is the commissions paid on the sales by Associate Members.  These commissions however, are paid only after the sale and shipment of the product.  The commissions are paid to the selling Associate Members and those who are eligible for commissions “up line” from them.  All commissions, overrides, and bonuses are always paid after the sale and shipment of the product.

Typically commissions are paid from one week to one month after the sale.  Our Virtual Commission Account will credit commissions daily and allow an Associate Member to withdraw available deposits within 7-10 days.  We will carry a 30 day money-back guarantee on all sales except product that has been opened.

Direct-Sales Logistics Software and Distribution

Choosing a direct sales strategy for marketing and selling our product raises certain issues.  The most common considerations are commission and Associate management and product distribution and fulfillment.

As to the first, the best way to manage Associate Members and to make sure they are paid as agreed is by the use of scalable software.  There are many companies that specialize in Associate Member management software.  Pricing ranges from $25,000 to as high as $250,000.  The more elaborate an Associate Member compensation plan (the plan that tracks the commission structure on sales) the more elaborate and involved the software needed to manage it.

The development cost of our software will be at the upper level of the cost spectrum because of the software’s sophisticated nature.

Sales and shipment of the product is performed by our strategic printing partners and virtually eliminates the need having certain levels on inventory on hand.  This inventory process allows us to produce only the art that is sold.  Preparation and shipment of the product, framing and gallery stretching is kept in-house in order to eliminate cost and communication issues, and therefore enables us the ability to package and ship individual orders across the country.  This process can be fully automated and integrated with the sales tracking software.

Internet Marketing – Software and Website

Hand in hand with the direct sales marketing strategy is the use of web-based marketing.  Because we will be worldwide, the use of the Internet for marketing, customer acquisition, sales, collection of funds and data tracking is critical.

The Internet has become the most important overall sales tool both for the company and the Associate Members.

The importance of a compelling and functional website cannot be overstated.  Prospective Associate Members and customers may judge a company that they have not visited by the design and functionality of the company website.  Thus, the website is often the most important marketing tool for an Associate Member.

Product Packaging

Our product will be packaged in a black high-quality art shipping tube with a heavy duty vinyl seal for tamper-proof protection with Federal Express being the shipper of choice.

Brand Image

Brand image is very important to the overall and long-term success of the Company.  With the acquisition of ACHI, we will have contractual rights to over 40 artists, including, but not limited to, Sam S Park, Tom Dubois, Ginger Cook, Cristobal Ortega, Nenad Mirkovich, Eduardo De La Cruz, Boehm Collectables, Malcom Farley, Victor Shvaiko, Thomas Stiltz, Vladimir Volegov, Rob Hefferan, Bob Monroe, Justin Sparks, Randy Jacobs, and many more Living Artists as well as the old masters Of Europe, Russia and the Americas.  Celebrity and artist involvement is an important part of brand imaging and positioning.  Many of the artists will support the live events, trade shows and personal appearances, for the promoting awareness of the Company.

Competition

Our primary competitors will be art galleries, sellers of collectibles and works of art and reproductions thereof, as well as all home-based businesses and network marketing opportunities as we vie for the attention and resources of a finite number of prospective distributors.  While the number of these prospective distributors is finite, it is also very large and growing annually.

There are certain companies which direct compete with us in the market for our product.  Management predicts that demand for collectibles will exceed $120 billion this year.  We have exclusive rights with our artists for sale of their product.  We will take full advantage of our exclusive position in the market.

Risk Factors

RISK FACTORS RELATED TO OUR BUSINESS

The Company engaged in very limited business prior to acquiring ACHI.  Thus, after the ACHI acquisition closed, the Company consists almost entirely of ACHI’s business.  Our business and operations involve numerous risks, some of which are beyond our control that may affect future results and the market price of our common shares.  In any such event, the market price of the Company’s common shares could decline, and stockholders may lose all or part of their investment.  The following discussion highlights all material risks known to the Company.

The Company has a limited operating history, which may make it difficult to evaluate our business, and our limited resources may affect our ability to manage the growth we expect to achieve.

Our anticipated expansion of our operations will place a significant strain on our management, systems and resources.  In addition to training and managing our workforce, we will need to continue to develop and improve our product lines and enter into contracts with more artists who will sell their products through the Company.  There can be no assurance that we will be able to efficiently or effectively manage the growth of our operations, and any failure to do so may limit our future growth.

We need additional financing to develop our products and to meet our capital requirements.

We will need additional financing to meet our capital requirements.  We currently have no arrangements to obtain additional financing and we will be dependent upon sources such as:

•	funds from private sources such as, loans and additional private placements,

•	funds from public offerings, and

•	future earnings, if any.

In view of our limited operating history, our ability to obtain additional funds is limited.  Additional financing may only be available, if at all, upon terms which may not be commercially advantageous.  If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

We may experience significant fluctuations in our operating results

Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, but not limited to, the level of sales and variations in personnel expenses.  Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities in the future.  Thus, there can be no guarantee that we will be able to sustain profitability on a quarterly or annual basis.

We currently rely upon a few suppliers for our products which exposes us to a potential financial risk.

We rely upon a small number of outsourced printers and manufacturers for our products.  Should we subsequently lose any of these printers or manufacturers, we will be forced to seek other suppliers for production of our products.  Should we fail to locate suppliers of products that are willing to produce them at the same or similar price, we may be forced to have products manufactured at a higher price.  Should this occur, our profit margin may be lower than expected.  Should the price of products rise too high, we may be unable to continue operations.

We have no written agreement or contract for future production which places us at financial risk.

Subsequent to the acquisition of ACHI, our sales transactions with customers are based upon purchase orders periodically received by us or by our Associate Members.  Except for these purchase orders, we have no written agreements with customers for future orders of production or for future sales.  Should we fail to maintain an adequate level of orders from customers, or fail to obtain new customers, our revenues will substantially decrease and we may not be able to continue operations.

We compete against a number of companies which are in a better position to offer competitive products at a lower price.

We compete against numerous companies selling competitive products, many of which have financial and technical resources, name recognition, market access, and commercial connections and capabilities that far exceed ours.  Due to intense competition, we may have to reduce our prices, thereby adversely affecting our operating margins in our operations.  This will lead to lower sales, lower gross margins, and lower net profits.

We may be subject to additional risks associated with doing business in foreign countries.

In the future, we may distribute products in foreign countries, and would then face significant additional business risks associated with doing business in those countries.  In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks result from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability which may be exacerbated in various foreign countries.  There can be no assurance that we would be able to enforce business contracts or protect our intellectual property rights in foreign countries.

In doing business in foreign countries we may also be subject to such risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

Our officers are also directors, and are the only persons responsible for conducting our day-to-day operations.  We will not benefit from the multiple judgments that a greater number of directors or officers may provide, and we rely completely upon the judgment of such people in making business decisions, with the assistance of our one outside director on matters which require the judgment of the Board of Directors.

Our success depends upon key members of our management, the loss of any one or more of whom could disrupt our business operations.

We depend to a large extent on the services of our executive officers, Edward Vakser and Anzhelika Tassan.  The loss of services of either Mr. Vakser or Ms. Tassan could disrupt our operations.

RISK FACTORS RELATED TO OUR SHARES OF COMMON STOCK

We may be subject to the Securities and Exchange Commission's "penny stock" rules if our Common Stock sells below $5.00 per share.

If the trading price of our Common Stock remains below $5.00 per share, trading in our securities may be subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks".  These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually or with their spouse, who has a net worth exceeding $1,000,000 or annual income, individually exceeding $200,000 or, with their spouse, exceeding $300,000.  For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit its market price and liquidity.

There can be no assurance that we will pay any dividends on our Common Stock.

There can be no assurance that we will have sufficient earnings to pay any dividends with respect to the Common Stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the Common Stock.  The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors, and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of our business.

In the future, our Directors will have the right to authorize the issuance of Preferred Stock.

We plan to amend the Company’s Certificate of Incorporation increasing the authorized shares to five hundred million (500,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock.  Subsequent to the amendment to the Company’s Certificate of Incorporation, our directors, without further action by our stockholders, will have the authority to issue shares of Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock and the value of such Common Stock.

Our directors and officers will have substantial influence over our operations and control substantially all of our business matters.

Our management currently consists of three directors, two of whom are also officers, and who are the only persons responsible for conducting our day-to-day operations.  We do not benefit from the multiple judgments which a greater number of directors or officers may provide, and we rely completely upon the judgment of such three people in making business decisions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has also agreed to issue 21,500,000 shares of Common Stock in addition to the shares which are currently issued and outstanding.  Accordingly, the following table which sets forth certain information with respect to the ownership of the Company’s Common Stock by (i) each officer and director, (ii) each person (including any "group" as such term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than five (5%) percent of any class of the Company’s Common Stock and (iii) directors and officers as a group, has been completed assuming that the reverse split has taken effect and that the additional 21,500,000 shares have been issued.

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Owner	Percent of Class (1)
Common Stock	Edward Vakser 15851 Dallas Parkway Suite 600 Addison, TX 75001	2,720,000	4.59%
Common Stock	Anzhelika Tassan 10019 Maple Drive Providence Village, TX 76227	2,720,000	4.59%
Common Stock	Larry D. Ditto 17 Via Belmonte Rancho Santa, CA 92688	2,500,000 (2)	4.22%
Common Stock	Joseph Walsh 19217 Glen Moore Drive West Palm Beach, FL 33409	5,000,000 (3)	8.43%
Common Stock	All Directors & Officers as a Group (consisting of 3 persons)	5,220,000	8.80%

(1) There will be 59,290,628 shares of Common Stock outstanding after the additional 21,500,000 shares have been issued.

(2) Includes 1,500,000 shares of Common Stock of the Company which will be issued to Mr. Ditto after the increase in the Company’s authorized shares.

(3) Although Joseph Walsh transferred four million five hundred thousand (4,500,000) of the five million (5,000,000) shares attributed to him in this table, Mr. Walsh has retained the voting rights with respect to all five million (5,000,000) shares.

INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2007	F-1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007	F-2
THE ART CHANNEL, INC. AUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007	F-5

The accompanying condensed consolidated pro forma financial statements illustrate the effect of the Company’s acquisition of ACHI on the Company’s financial position and results of operations.  The pro forma condensed consolidated balance sheets as of September 30, 2007 are based on the historical audited balance sheets of ACHI as of September 30, 2007 and the historical unaudited balance sheet of the Company as of September 30, 2007.  The pro forma condensed consolidated balance sheet assumes the acquisition took place on September 30, 2007.

The pro forma condensed consolidated income statements for the nine month period ended September 30, 2007 are based on the historical audited income statement for the nine month period ended September 30, 2007 of ACHI and the historic unaudited income statement for the nine month period ended September 30, 2006 of the Company.  It assumes the acquisition took place on September 30, 2007.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of ACHI.

ARTFEST INTERNATIONAL, INC. (A Development Stage Company) UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
	Artfest International, Inc. September 30, 2007	The Art Channel, Inc. September 30, 2007	Pro Forma Adjustments		Adjusted Pro Forma Amts
ASSETS
Current Assets
Cash and cash equivalents	$829	$1,897			$2,726
Prepaid Expenses	291	10,696			10,987

Total Current Assets	1,120	12,593			13,713

Property, Plant and Equipment at cost, net of accumulated depreciation	1,600	76,622			78,222

TOTAL ASSETS	2,720	89,215			91,935
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities Accounts payable	162,483	209,443			371,926
Current Portion of Notes Payable (Note 8)	8,315	213,646			221,962
Loans Payable (Note 8)	739,322	-			739,332

TOTAL LIABILITIES	$910,130	$423,089			$1,333,219

Stockholders' Equity Common Stock - $.001 par value -40,000,000 shares authorized, 28,190,629 issued and 19,680,000 shares outstanding	198	-	19,482	(1)	19,680
Additional paid-in capital	264,490	-	(19,482)	(1)	245,008
Retained earnings (deficit)	(1,172,098)	(333,874)			(1,505,972)

TOTAL STOCKHOLDERS EQUITY	(907,410)	(333,874)			(1,241,284)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	2,720	89,215			91,935

(1) Common Stock par value initially $.00001, reclassification from additional Paid-In Capital for actual par value of $.001.

ARTFEST INTERNATIONAL, INC. (A Development Stage Company) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
	Artfest International, Inc. September 30, 2007	The Art Channel, Inc. September 30, 2007	Pro Forma Adjustments	Adjusted Pro Forma Amts

Revenue	$-	$240,197		$240,197

Cost of Revenue	-	131,415		131,415

Gross Profit (Loss)	-	108,782		108,782

Operating Expenses	159,465	437,198		596,663

Net Income (Loss) from Operations	(159,465)	(328,416)		(487,881)

Other Income (Expense), Net	-	(5,460)		(5,460)

Net Income (Loss)	$(159,465)	$(333,875)		$(493,340)

Weighted Average number of common shares outstanding - basic and fully diluted	19,680,000	-		19,680,000

Net (Loss) per share - basic and fully diluted	0.00	0.00		0.00

ARTFEST INTERNATIONAL, INC. (A Development Stage Company) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
	Artfest International, Inc. September 30, 2007	The Art Channel, Inc. September 30, 2007	Pro Forma Adjustments	Adjusted Pro Forma Amts
Cash Flows from Operating Activities
Net Income (Loss)	$(159,465)	$(333,875)		$(493,340)
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation	3,525	17,713		21,238
(Increase) Decrease in other assets	-	-		-
Increase in loan receivable	-	-		-
Increase in accounts payable and accrued expenses	51,510	209,443		260,953
Increase in prepaid expenses	270	(10,696)		(10,426)

Net cash (used) by operating activities	(104,160)	(177,415)		(221,575)

Cash Flows from Investing Activities Purchase of property, plant and equipment	-	(94,335)		(94,335)
Net cash used in investing activities	-	(94,335)		(94,335)

Cash Flows from Financing Activities Issuance of Common Stock	-	-		-
Decrease in Notes Payable	(10,492)	213,647		203,155
Increase in Loans Payable	115,225	-		115,225
Increase in Contributed Capital	-	-		-
Net cash used in financing activities	104,733	213,647		318,380

Net Increase in cash and cash equivalents	574	1,897		2,471

Cash and cash equivalents, Beginning of Period	255	-		255

Cash and cash equivalents, September 30, 2007	$829	$1,897		$2,726

ARTFEST INTERNATIONAL, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED CHANGES IN STOCKHOLDERS EQUITY

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
ARTFEST INTERNATIONAL INC

Balance at January 1, 2007	$198	$264,490	$(1,012,542)	$	$(747,854)
Stock Purchased	-	-	-		-
Additional Paid-in Capital	-	-	-		-
Net Income (loss)	-	-	(159,556)		(159,556)
Balance at September 30, 2007	198	264,490	(1,172,098)		(907,410)

THE ART CHANNEL INC.

Balance at January 1, 2007	-	-	-		-
Stock Purchased	-	-	-		-
Additional Paid-in Capital	-	-	-		-
Net Income (loss)	-	-	(333,875)		(333,875)
Balance at September 30, 2007	-	-	(333,875)		(333,875)

PRO FORMA ADJUSTMENTS

Balance at January 1, 2007	19,482	-	-	19,482
Stock Purchased	-	-	-	-
Additional Paid-in Capital	-	(19,482)	-	(19,482)
Net Income	-	-	-	-
Balance at September 30, 2007	19,482	(19,482)	-	-

PRO FORMA AMOUNTS

Balance at January 1, 2007	19, 680	264,490	(1,012,542)	(728,372)
Stock Purchased	-	-	-	-
Additional Paid-in Capital	-	(19,482)	-	(19,482)
Net Income (1)	-	-	(493,431)	(493,431)

1) Net income is represented as $493,340, including a $91 adjustment due to a reconciliation discrepancy in the September 30, 2007 financials for Artfest International.

Eugene M Egeberg
Certified Public Accountant
834 South Milton Avenue
Baltimore, Maryland  21224
(410) 563-0667

INDEPENDENT AUDITORS’ REPORT

To the Owners
The Art Channel, Inc.

We have audited the accompanying balance sheet of The Art Channel, Inc. as of September 30, 2007, and the related statements of operations and changes in owner’s equity and cash flows for the period then ended.   These financial statements are the responsibility of the Management of The Art Channel, Inc.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.    An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Art Channel, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

Eugene M Egeberg
31 December 2007

THE ART CHANNEL, INC. BALANCE SHEET SEPTEMBER 30, 2007
ASSETS
Current Assets
Cash and cash equivalents	$1,897
Prepaid Commissions	10,696

Total Current Assets	12,593

Property, Plant and Equipment net of accumulated depreciation	76,622

Other Assets
Deferred Tax Assets	-
Total Other Assets	-

Total Assets	89,215

THE ART CHANNEL, INC. BALANCE SHEET (CONTINUED) SEPTEMBER 30, 2007
LIABILITIES AND OWNERS EQUITY (DEFICIT)

Current Liabilities Accounts payable	$85,723
Accrued expenses and other payables	-
Reimbursements Payable	70,962
Accrued salaries	47,200
Accrued interest	5,558
Current Portion of Notes Payable	213,647
Income Tax Payable	-
Total Current Liabilities	$423,090

Noncurrent Liabilities Deferred tax liability	-
Total Noncurrent Liabilities	$-

Owners' Equity (deficit)
Additional paid-in capital	-
Retained earnings (deficit)	(333,875)
Total Stockholders' Equity (Deficit)	$(333,875)

Total Assets	$89,215

THE ART CHANNEL, INC. STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

Revenue	$240,197

Cost of Revenue	131,197

Gross Profit (Loss)	108,782

Operating Expenses	437,198

Net Income (Loss) from Operations	(328,416)

Other Income (Expense)
Other Income
Interest Expense	98
(5,558)
Income (Loss) Before Income Tax	$(333,875)

Income Tax (Expense) Benefit	-

Net Income (Loss)	(333,875)

THE ART CHANNEL, INC. STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
Cash Flows from Operating Activities
Net Income (Loss)	$(333,875)
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation	17,713
Changes in operating assets and liabilities
Prepaid Commissions	(10,696)
Change in Accounts Payable	85,723
Accrued expenses and other payable	52,758
Change in Reimbursements payable	70,962

Net cash provided by operating activities	(117,415)

Cash Flows from Investing Activities Purchase of property, plant and equipment	(94,335)
Net cash used in investing activities	(94,335)

Cash Flows from Financing Activities
Change in Notes payable	213,647
Net cash used in financing activities	213,647

Net Increase in cash and cash equivalents	1,897

Cash and cash equivalents, Beginning of Period	-

Cash and cash equivalents, September 30, 2007	$1,897

THE ART CHANNEL, INC.
CHANGE IN OWNERS EQUITY
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2007

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total

Balance at January 1, 2007	-	-	-	-
Stock Purchased	-	-	-	-
Additional Paid-in Capital	-	-	-	-
Net Income	-	-	(333,875)	(333,875)
Balance at September 30, 2007	-	-	(333,875)	(333,875)

THE ART CHANNEL, INC.
Notes to Financial Statements
September 30, 2007

1.	Summary of Significant Accounting Policies

Description of Business
The accompanying financial statements include the accounts of The Art Channel, Inc, the company collectively referred to herein as the “Company”.   The Company is a Texas corporation.   The Art Channel Inc. provides collectors, consultants, and enthusiasts with investment and recreational artwork.   The Company is privately held by one owner, Mr. Edward Vakser.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of financial statement presentation, the Company considers all highly liquid instruments with a maturity of three months or less to be cash.   There were no cash equivalents as of September 30, 2007.

Fixed Assets – Property, Plant, and Equipment
Property, plant, and equipment are recorded at historical cost.  Minor additions, maintenance, repairs and renewals are expensed in the year incurred.  Major additions are capitalized and depreciated over their estimated useful lives.   Depreciation expense is charged to operations over the estimated useful lives of the assets by the straight-line method.  Estimated useful lives range from 3 to 7 years as follows:

Computer Equipment	3 years
Proprietary Software	3 years
Furniture and Fixtures	7 years

Revenue Recognition
The company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Income taxes
Deferred income taxes are the result of the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities.  Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability.  Those not related to an asset or liabilities are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

2.	Property, Plant and Equipment

Property, plant and equipment at September30, 2007 consist of the following:

Video and production equipment	$3,240
Proprietary software	50,000
Furniture and fixtures	41,095
Less-accumulated depreciation	(17,713)
$76,622

Depreciation Expense for the nine months ended September 30, 2007 was $17,713.

3.	Income Taxes

The Company currently has a net loss carry forward of $444,046 which will be available to offset future taxable income.

4.	Notes Payable

Notes payable at September 30, 2007 consisted of the following:

On May 22, 2007, the Company signed a loan payable to Brothers Realty & Investment Group, LLC $120,000 due May 22, 2008.  This loan accrues interest at 12% annum.

On July 5, 2007, the Company signed a loan payable to Brothers Realty & Investment Group, LLC for $35,000 due July 5, 2008.   This loan accrues interest at 12% annum.

There is a loan payable to the Vasker family for $8,647.  The loan is interest free and due within one year of the date of these financial statements.

On August 26, 2007, the Company signed a loan payable to Andy Haase in the amount of $30,000 due August 26, 2008.  The loan accrues interest at 10% annum.  The original amount was $35,000, with a $5,000 payment having been made in July 2007.

On April 3, 2007, the Company signed a loan payable to Dale Bagwell for $20,000 due April 3, 2008. The loan accrues interest at 10% annum.   The original amount was $25,000, with a $5,000 payment having been made in July 2007.

Audit Fees

Thomas Bauman, CPA was paid a total of $26,000 in the years 2006 and 2007 for the audit of the registrant's annual financial statements and review of financial statements included in the Company’s Form 10-QSB.

Audit-Related Fees

There were no fees billed in either of the last two fiscal years for assurance and related services by Thomas Bauman, CPA which were reasonably related to the performance of an audit or review of the Company’s financial statements which are not reported in the previous heading “Audit Fees”.

Tax Fees

Thomas Bauman, CPA has not billed the Company for any professional services with respect to tax compliance, tax advice, or tax planning.

All Other Fees

There are no other fees billed in either of the last two fiscal years for products and services provided to the Company by Thomas Bauman, CPA.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PAGE.

BY ORDER OF THE BOARD OF DIRECTORS,

By: /s/ Edward Vakser
Edward Vakser, Chairman

ARTFEST INTERNATIONAL, INC.
2008 STOCK OPTION PLAN

1.           Introduction

A.           This plan shall be known as the “2008 Stock Option Plan” (the “Plan”) of Artfest International, Inc., a Delaware corporation (the “Company”).  The purpose of this Plan is to provide a method to give incentives to those persons or entities who, in the sole and absolute discretion of the Board of Directors of the Company (the “Board”), are responsible for the management, growth and/or protection of the business of the Company and who are making and can continue to make substantial contributions to the success of the Company’s business including, but not limited to, present and future officers, directors, employees, consultants and professional advisors of the Company or any future Parent Corporation (hereinafter defined) or any Subsidiary Corporation (hereinafter defined) of the Company.  It is anticipated that this Plan will encourage such persons and entities to acquire capital stock ownership in the Company, thus giving them a proprietary interest, or increasing their proprietary interest, in the Company, providing them with greater incentive to make and continue to make substantial contributions to the success of the Company’s business, and encourage them to continue in the service of, and promote the interests of, the Company and all of its stockholders.  Accordingly, the Company periodically will grant to such persons and entities as may be selected as hereinafter provided, options (each an “Option”) to purchase shares of Common Stock, par value $.001 (the “Common Stock”) of the Company, subject to the terms and conditions which are hereinafter provided.

B.           “Incentive stock options” (“ISO”) are options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or under the section or sections of any future law which is in effect when any determination is made by the Stock Option Committee (as hereinafter defined) and which covers the subject matter of such section (for purposes of this Plan, wherever there is a reference to a section of the Code, such reference shall be deemed to be to the applicable code section as well as to the section or sections of any future law which is in effect when any determination is made by the Stock Option Committee and which covers the subject matter of said code section.).  An Option which is granted pursuant to this Plan, which is not an ISO, shall be a “Non-Qualified Option”.  The Stock Option Committee may determine whether options which are granted to employees shall be ISOs or Non-Qualified Options subject to compliance with applicable laws.  The Stock Option Committee may only grant Non-Qualified Options to any person who is not an employee of the Company, its Parent Corporation or any Subsidiary Corporation.

C.           All “ISOs” which the Board, in its sole and absolute discretion, desires to grant must be granted on or before the tenth (10th) annual anniversary date after the date upon which this Plan is adopted by the Board  (the foregoing date shall be set forth on the last page of this Plan).

D.           Each of the terms “Subsidiary Corporation”, and “Parent Corporation” shall have the same meaning as contained in Section 424 of the Code.

E.           Every action, decision, interpretation or determination by the Stock Option Committee with respect to the application or administration of this Plan shall be made in the sole and absolute discretion of the Stock Option Committee subject to compliance with this Plan and, if not inconsistent with this Plan, shall be final and binding upon the Company and each person holding or claiming any right pursuant to this Plan or any Option which is granted pursuant to this Plan.

2.           Administration of the Plan

A.           This Plan shall be administered by a Stock Option Committee (the “Stock Option Committee”) of not less than two (2) persons who shall be appointed by, and serve at the pleasure of the Board and shall consist exclusively of non-employee directors of the Company.  To the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), determinations concerning Options granted to any person who is subject to Section 16(b) of the Exchange Act shall be made by the Stock Option Committee, all of whose members shall be “disinterested persons” within the meaning of Rule 16b-3 under the Exchange Act.  The Stock Option Committee may delegate to officers or employees of the Company, its Parent Corporation or any Subsidiary Corporation, the authority, subject to such terms as the Stock Option Committee may determine, to perform administrative functions and, with respect to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Stock Option Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable laws.

B.           For purposes of administrating this Plan, a majority of the Stock Option Committee must be present at a meeting and shall constitute a quorum and acts of a majority of a quorum at a meeting shall be required for approval by the Stock Option Committee.  In lieu of a meeting, the Stock Option Committee may also act by an instrument which is signed by a majority of the Stock Option Committee.

C.           The Stock Option Committee shall select one (1) Member as Chairman and shall hold meetings when and where the Stock Option Committee shall deem advisable.  The Stock Option Committee shall appoint a Secretary who need not be a Committee Member and who shall maintain a record of its actions, decisions and proceedings.  Subject to the provisions of this Plan, the Stock Option Committee shall, in its sole and absolute discretion:

i.	select the persons or entities (each a “Grantee”) to whom, and the times, at which, Options shall be granted;
ii.	determine the number of shares subject to each Option and its terms;
iii.
prescribe the form (which shall be consistent herewith) of the instruments evidencing Options which are granted hereunder, which instruments may vary from one another and may be amended periodically as the Stock Option Committee shall deem appropriate;

iv.
prescribe rules and regulations periodically for implementing this Plan as it may deem advisable, including, but not limited to, such rules and regulations as it shall deem advisable so that transactions involving Options may qualify for exemption from Section 16(b) of the Exchange Act pursuant to such rules and regulations as the Securities and Exchange Commission may promulgate periodically exempting transactions from Section 16(b) and;

v.
decide every question about the interpretation or application of any provision of this Plan or of any instrument evidencing any Option which is granted under this Plan and may waive any requirement of any such instrument, to the extent which is permitted by law, if the Stock Option Committee determines that such action is consistent with the accomplishment of the purpose of this Plan;

provided, however, that for any ISO, such a waiver shall be effective only if it does not disqualify the Option as an ISO.
D.           To the extent permitted by law, the Stock Option Committee may delegate certain functions to others, including, but not limited to, a subcommittee to be selected by the Stock Option Committee.

E.           No employee may be granted ISO's which are first exercisable by such employee during any single calendar year (under all plans of the Company, its Parent Corporation and any Subsidiary Corporations if such plans meet the requirements for an ISO under Section 422(b) of the Code) for shares of Common Stock which have an aggregate fair market value (determined at the time the Options are granted) which exceeds $100,000 (the “$100,000 limitation”).  The $100,000 limitation shall be applied by taking Options into account in the order in which such Options were granted.  An employee may exercise Options in a single calendar year for the purchase of shares which exceed the $100,000 limitation if the Options in excess of $100,000 first became exercisable in prior calendar years.  For example, if Options having an aggregate fair market value of $50,000 are exercisable in 2009 and Options having an aggregate fair market value of $100,000 first become exercisable in 2010, Options having an aggregate fair market value of $150,000 can be exercised in 2010.  To the extent that the aggregate fair market value of stock for which ISO’s are exercisable for the first time during any calendar year (under all plans of the Company, its Parent Corporation and any Subsidiary Corporations) exceeds the $100,000 limitation, the amount of such Options in excess of the $100,000 limitation shall constitute Non-Qualified Options; provided, however that if the Code is amended to revise any of the foregoing and if said amendment is applicable to this Plan, then the foregoing shall be deemed amended to comply with such amendment.

F.           All decisions of the Stock Option Committee, shall be reported to the Board at its next meeting following any such determination; provided however, that the failure to so report shall not affect any prior valid grant of Options by the Stock Option Committee.  The Company shall implement the grant of Options hereunder pursuant to determinations made by the Stock Option Committee, as evidenced by the execution of instruments in such form as are approved by the Stock Option Committee.

G.           ISOs and Non-Qualified Options shall be evidenced by an option agreement (the “Option Agreement”).  Each Option Agreement shall be signed by the Company and the grantee of the Option (the “Grantee”) and shall be in the form which is annexed hereto as Exhibit “A”, or such other form as the Stock Option Committee, in its sole and absolute discretion, periodically shall designate.  The Option Agreement shall state that the Options have been granted subject to the terms of this Plan, the terms and conditions pursuant to which the Options have been granted and may be exercised, and may contain such additional provisions and restrictions as may be approved by the Stock Option Committee; provided, however that such provisions and restrictions are not inconsistent with this Plan.  Each Option Agreement shall constitute a binding contract between the Company and the Grantee.

3.           Stock Subject to this Plan

A.           The Company shall at all times, while this Plan is in effect, reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.  The shares of Common Stock to be issued upon exercise of Options which are granted pursuant to this Plan shall be made available, in the sole and absolute discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock which are reacquired by the Company, including shares which are purchased in the open market.

B.           The number of shares of Common Stock which may be granted pursuant to this Plan shall be twenty million (20,000,000).

C.           If any Option which is granted pursuant to this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock shall (unless this Plan shall have been terminated) become available for the granting of Options to the same grantee or to other grantees.

D.           If the number of outstanding shares of Common Stock shall be changed through any stock dividend, stock split, recapitalization or similar change in the capital structure of the Company without the receipt of consideration, the number and class of shares of Common Stock for which Options may be granted thereafter pursuant to this Plan and the number of shares of Common Stock subject to Options theretofore granted pursuant to this Plan and the price per share payable upon exercise of such outstanding Options shall be adjusted as determined by the Stock Option Committee so as to reflect such change; provided, however, that no such adjustment shall be made because additional shares of the Common Stock have been issued for services, property or money; provided further, however that if shares of Common Stock are issued for services, property, or money, the quantity of such services, property or money shall be deemed to be adequate consideration for purposes of this Paragraph “D” of this Article “3” of this Plan.

E.           If the existence of the Company is terminated because of the dissolution, liquidation, merger or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, every Option held by a person or entity pursuant to this Plan, shall be canceled simultaneously with the occurrence of such event upon written notice to the Grantees unless the Board shall by resolution provide otherwise; provided, however, that for a period of fifteen (15) days after receiving written notice of the occurrence of such event each such Grantee shall have the right to exercise his, her or its option immediately to the extent it shall not theretofore have been exercised, regardless of whether such Option was then exercisable because of the vesting requirements of Article “7” of this Plan, but in no event may any Option be exercised after the original expiration date of the Option; provided further, however, that any other limitation upon the exercise of such Option which may then be in effect upon the date of exercise shall be applicable.

F.           The granting of an Option under this Plan shall not affect in any way the right or power of the Company, its Parent Corporation or any Subsidiary Corporation to do anything, including, but not limited to, make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

4.           Eligibility of Grantees; Restricted Stock

A.           An ISO may be granted only to persons who are employees of the Company, its Parent Corporation or any Subsidiary Corporation.  The term “employees” shall include officers who are employees of the Company, its Parent Corporation or any Subsidiary Corporation and shall include directors who are also employees of the Company, its Parent Corporation or any Subsidiary Corporation.  Any person who is not an employee of the Company may be granted only Non-Qualified Options.

B.           In determining to whom and for how many shares of Common Stock an Option shall be granted, the Stock Option Committee shall consider the relationship of the Grantee to the Company, the present and potential contributions of the Grantee to the success of the Company, the anticipated number of years of additional service of the Grantee to the Company and such other factors which are deemed relevant by the Stock Option Committee for accomplishing the purpose of this Plan.  The foregoing shall not be deemed to limit in any way the sole and absolute discretion of the Stock Option Committee in determining to whom any shares of any options shall be granted.

C.           No ISO shall be granted to any person who, after taking into account stock attributed to such individual under Section 424 (d) of the Code, owns, at the time when the Option is granted, more than ten (10%) percent of the total combined voting power of all classes of shares of the Company, its Parent Corporation or any Subsidiary Corporation (the “Ten (10%) Percent Limitation”); provided, however, that the foregoing does not disqualify an ISO whose exercise increases the employee’s ownership and voting power from Ten (10%) Percent or less to more than ten (10%) percent; provided, further however, that the Ten (10%) Percent Limitation shall not be applicable if the Option price is at least one hundred ten (110%) percent of the fair market value of the Common Stock which is subject to the Option and the Option is exercisable for a period not exceeding five (5) years after it is granted; provided, further, however that if the Code is amended to revise any of the foregoing and if said amendment is applicable to this Plan, then the foregoing shall be deemed amended to comply with such amendment.  The foregoing restrictions which are contained in this Paragraph “C” of this Article “4” of this Plan shall not be applicable to Non-Qualified Options.

D.           Any person who has been granted one or more Options pursuant to this Plan or otherwise may, if this Plan so allows, be granted one or more additional Options pursuant to this Plan.

E.           Non-employee Directors of the Company shall be eligible to receive Options pursuant to this Plan only pursuant to the provisions of this Paragraph “E” of this Article “4” of this Plan.  Each individual who agrees to become a Non-employee Director on the effective date of this Plan shall be granted, without the exercise of the discretion of the Stock Option Committee, a Non-Qualified Option in the form which is annexed hereto as Exhibit “A”, or such other form as the Stock Option Committee, in its sole and absolute discretion, periodically shall designate.  Each individual who becomes a Non-Employee Director, following the effective date of this Plan shall, on the date such individual becomes a Non-employee Director, be granted, without the exercise of the discretion of any person, a Non-Qualified Option for the purchase of fifty thousand (50,000) Shares of Common Stock.  In addition, on the day of each annual stockholders meeting, each individual who is a continuing Non-employee Director upon conclusion of such annual stockholders meeting (other than a Non-employee Director who was first granted a Non-Qualified Option pursuant to this Article “4” of this Plan within ninety (90) days prior to the date of any such annual stockholders meeting) shall receive, without the exercise of the discretion of any person, a Non-Qualified Option for the purchase of fifty thousand (50,000) Shares of Common Stock.

F.           Notwithstanding any other provision of this Plan to the contrary, the Stock Option Committee shall have the right, either in addition to or in lieu of the grant of Options, to grant awards of restricted stock (“Restricted Stock”) in amounts to be determined in the sole and absolute discretion of the Stock Option Committee.

The Stock Option Committee may proscribe that the rights to the Restricted Stock shall be forfeitable or otherwise restricted pursuant to the terms and conditions set forth in this Plan.  Such proscription of the Restricted Stock shall not limit the rights with respect to such shares, including, but not limited to the right to receive dividends and vote the Restricted Stock; provided, however, that the Restricted Stock shall be subject to such restrictions on the transfer of stock as may be applicable pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

5.           Option Price

The exercise price per share of Common Stock for each Option to be granted shall be determined by the Stock Option Committee but shall not be less than the Fair Market Value of the Common Stock if such Option is an ISO and at least eighty five (85%) percent of such value for Non-Qualified Options; (other than Non Qualified Options granted to Non-Employee Directors pursuant to Paragraph “E” of Article “4”); provided, however, that if the Grantee, at the time the Option is granted, is subject to the Ten (10%) Percent Limitation, the Option price for any ISO shall be not less than One Hundred Ten (110%) percent of the Fair Market Value of the Common Stock.  For purposes of this Plan, and subject to the limitations herein, the Fair Market Value of the Common Stock on a given date shall be either: (A) if the Common Stock is listed on a national securities exchange or quoted in an inter-dealer quotation system, the last sale price per share or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by such exchange or system; or (B) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system, as determined by the Stock Option Committee.  The Stock Option Committee shall use any reasonable valuation method and make a good faith attempt when valuing the Common Stock issuable upon exercise of each Option to be granted, for the purpose of pricing.  In no event shall such purchase price be less than the par value of the Common Stock of the Company.

6.           Nontransferability of Option

No option granted pursuant to this Plan shall be transferable by the Grantee, either voluntarily or by operation of law, otherwise than by the Grantee’s last will and testament or the laws of descent and distribution, and no Grantee shall pledge, hypothecate or otherwise create any lien on any Option granted pursuant to this Plan.  During the lifetime of any Grantee, an option shall be exercised only by the Grantee or, if the Grantee is legally incompetent, by the Grantee’s guardian or legal representative.  The Option Agreement shall provide that upon being granted an Option pursuant to this Plan, the Grantee shall execute and deliver to the Company an Option Agreement, in the form annexed hereto as Exhibit “A”, in which the Grantee shall represent and warrant that, among other things, the purchase of Common Stock pursuant to this Plan is for investment purposes only, and not with a view to distribution involving a public offering.  Such a provision shall not be required in any Option Agreement if the shares of Common Stock issuable upon exercise of an Option have been registered by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended.

7.           Exercise of Option

A.           Each option which is granted under this Plan shall by its terms expire at such time as designated by the Stock Option Committee at the time such Option is granted; provided, however, that for ISOs such period shall expire not later than ten (10) years after the date when such ISOs were granted; provided further, however, that if the Grantee, at the time the Option is granted, is subject to the Ten (10%) Percent Limitation, such period shall expire not later than five (5) years after the date when such ISOs were granted.  The Stock Option Committee may designate a longer period for any Non-Qualified option.

B.           Each Option which is granted pursuant to this Plan shall become fully vested after the fourth (4th) year of continuous, uninterrupted employment of the Grantee by the Company, its Parent Corporation or any Subsidiary Corporation following the date of the grant as follows: one-fourth (1/4) of the aggregate number of shares subject to the Option shall be vested one (1) year after the date of grant and, cumulatively, an additional one-fourth (1/4) of the aggregate number of shares subject to the Option shall be vested at the expiration of each year thereafter so that four (4) years after the grant of the Option, each Option shall be fully vested and exercisable subject to the provisions of this Plan.  If, for example, options to purchase two hundred (200) shares were granted to an employee pursuant to this Plan, options to purchase fifty (50) shares shall become vested after the first full year of employment, options to purchase an aggregate of one hundred (100) shares shall become vested after the second full year, options to purchase an aggregate of one hundred fifty (150) shares shall become vested after the third full year and options to purchase an aggregate of two hundred (200) shares shall become vested the fourth year.  Notwithstanding the foregoing, the Stock Option Committee may declare any other vesting schedule for any Option; provided, however, that no Stock Option may be exercisable prior to the first anniversary of the date of grant; provided further, however, that if any Grantee, at the time the ISO is granted, is subject to the Ten (10%) Limitation, ISOs which are first vested at the expiration of the fourth (4th) year of continued employment immediately following the date upon which the option is granted may be exercised commencing thirty (30) days prior to the expiration of such fourth (4th) year.  An Option may be exercised only during the continuance of the Grantee's employment, except as otherwise provided in Articles "8" or "9" of this Plan.

C.           A Grantee electing to exercise an Option shall give written notice (the “Notice”) to the Company in the form annexed hereto as Exhibit “B” which shall include the number of shares to be purchased; provided, however, that no Option may be exercised as to less than 100 shares unless it is exercised as to all of the shares then purchasable pursuant to this Plan.  The Notice shall make such representations as to the investment intent of the purchaser, the information to which the purchaser shall have had access, and such other matters as the Stock Option Committee shall require, including, but not limited to, the statement in the form annexed hereto as Exhibit “B” which shall satisfy counsel to the Company that registration under the Securities Act of 1933, as amended, is not required for the issuance of the shares which are to be purchased.  The Board may waive the making of such representations if the shares which are being purchased shall have been so registered under the applicable securities laws, but the Company shall have no obligation to any Grantee to effect any such registration.  Such Notice shall be accompanied by payment to the Company of the full purchase price in cash; provided however, that, if permitted by the Stock Option Committee, the purchase price may be paid in whole or in part by surrender or delivery to the Company of securities of the Company having a Fair Market Value (determined as provided in Article “5” of this Plan) on the date of exercise which is equal to the portion of the purchase price being so paid.  No shares shall be delivered upon exercise of an Option until the requirements of such laws and regulations as may be deemed to be applicable by the Stock Option Committee have been fulfilled.  In addition, upon notification of the amount due, and prior to delivery to the Grantee of a certificate representing such shares, the Grantee shall pay promptly any amount which is necessary to satisfy any applicable federal, state or local tax requirements.

D.           The legal representative, legatee or distributee of a Grantee (collectively, the “Substitute Grantee”), shall be deemed to be a holder of any shares upon the receipt of documents, satisfactory to counsel for the Company, authorizing the Substitute Grantee to act on behalf of, or in the place of, the Grantee and the exercise of any Option by such Substitute Grantee with payment of the full exercise price, after which time the Substitute Grantee shall have the right to receive any dividends, to vote, and to exercise any other right as a shareholder as to any such shares, notwithstanding the fact that such Substitute Grantee shall not have received the certificate or certificates for such shares.

8.           Termination of Employment; Leave of Absence

A.           Except as otherwise provided in Article “9” of this Plan, if any Grantee of an ISO under this Plan shall cease, for any reason, to be an employee of the Company, its Parent Corporation or any Subsidiary Corporation, for any reason, such Grantee’s ISO which have vested upon the date of termination of employment may be exercised to the extent that the Grantee had the right to exercise such ISO at the date of termination of employment until the earlier to occur of the expiration date of such Option or three (3) months after the date of the termination of employment; provided however, that if any employee is terminated for “Cause”, such ISOs shall terminate on the date of the termination of employment.  For purposes of this Plan, “Cause” shall mean the employee’s fraud, misappropriation, theft or embezzlement.

B.           Except as otherwise provided in Article “9” of this Plan, if any Grantee of a Non-Qualified Option under this Plan shall cease for any reason to have a relationship with the Company, its Parent Corporation or any Subsidiary Corporation for any reason, such Grantee’s Non-Qualified Option may be exercised to the extent that the Grantee had the right to exercise such Non-Qualified Option at the date of termination of the Grantee's relationship with the Company until the earlier to occur of the expiration date of such Option or three (3) months after the date when the Grantee ceased, for any reason, to have a relationship with the Company, its Parent Corporation or any Subsidiary Corporation; provided, however, that if there is a termination of the relationship of a Non-Employee grantee of a Non-Qualified Option for Cause, any Non-Qualified Option shall terminate upon the date of the termination of such relationship.

C.           Any Option which is granted hereunder shall not be affected by any change of duties or position of the Grantee; provided, however, that for an ISO, the Grantee must continue to be an employee of the Company, its Parent Corporation or any Subsidiary Corporation.

D.           An Option Agreement may contain, to the extent permitted by applicable law or this Plan, such provisions as the Stock Option Committee shall approve for the determination of when a Grantee terminates his or her relationship with the Company, its Parent Corporation or any Subsidiary Corporation, and the effect of any leaves of absence, which provisions may vary from one Option Agreement to another, without regard to whether it is an ISO or a Non-Qualified Option; provided, however, that any such provisions, including but not limited to, provisions which vary from one option agreement to another  which would have the effect of disqualifying the Options from being ISOs, shall be null and void.

E.           Nothing herein or in any Option Agreement shall confer upon anyone, including, but not limited to, any officer, director, employee or any other person or entity any right to continue in his, her or its position or relationship with the Company, its Parent Corporation or any Subsidiary Corporation, or affect the right of the Company, its Parent Corporation or any Subsidiary Corporation, as the case may be, to terminate such position or relationship at any time unless otherwise provided for by agreement with the Company, its Parent Corporation or any Subsidiary Corporation.

9.	Retirement with Consent, or Upon the Death or Total Disability of Grantee
If a Grantee shall (A) if an employee, retire with the consent of the Company, its Parent Corporation or any Subsidiary Corporation, (B) die while an officer, director, employee or consultant of, or while such person has any other relationship with, the Company, its Parent Corporation or any Subsidiary Corporation, (C) become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), while an officer, director, employee or consultant of, or while such person has any other relationship with, the Company, its Parent Corporation or any Subsidiary Corporation or (D) die within three (3) months after termination from any such position, such Grantee’s Option may be exercised as follows:  by the Grantee within three (3) months after the date of retirement or becoming totally disabled, as the case may be, or by the personal representative of the Grantee within one (1) year after the date of the death of the Grantee while an officer, director, employee or consultant of, or while such person has another relationship with, the Company, its Parent Corporation or any Subsidiary Corporation or within one (1) year after the death of the Grantee if the Grantee dies within three (3) months after the date of the Grantee’s retirement or becoming totally disabled, as the case may be.  In no event may any Option be exercised after the original expiration date of the Option and in all events, any Option may be exercised only to the extent that the Grantee was entitled to exercise the Option immediately preceding the Grantee’s termination by retirement, death, disability or otherwise as an officer, director, employee or consultant of, or while such person has another relationship with, the Company, its Parent Corporation or any Subsidiary Corporation.  If a Grantee retires without the consent of the Company, then the provisions of this Article “9” of this Plan shall not be applicable and the provisions of Article “8” of this Plan with respect to termination shall be applicable.

10.           Granting of Options

The grant of any Option pursuant to this Plan shall be in the sole and absolute discretion of the Stock Option Committee and nothing in this Plan shall be construed to confer upon any person or entity any rights except as specifically set forth in this Plan.

11.           Indemnification and Exculpation

A.           Each person, who is or shall have been a member of the Stock Option Committee, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense which may be imposed upon or reasonably incurred by such person because of any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts which are paid by such person in settlement thereof (with the Company’s prior written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of such person’s willful malfeasance or fraud; provided, however, that as a condition precedent to such indemnification, upon the institution of any claim, action, suit or proceeding against such person, such person shall be required to give prompt written notice to the Company of such claim, action, suit or proceeding which notice shall contain a reasonably thorough description of the nature and amount of the claim of indemnification.  The Company shall have the right, at its own expense, to participate in and, to the extent if may wish to, assume the defense thereof before such person undertakes said defense.  The Company’s right to assume the defense of any claim, suit or proceeding shall be a condition precedent to the Company’s indemnification obligation and if the Company is not given said right, it shall have no obligation to assume such defense and provide indemnification.  If such written notice is not timely provided, the Company shall have no obligation to indemnify such person.  The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any obligation or power that the Company may have to indemnify such persons or hold harmless such persons, whether pursuant to the Company’s By-Laws or otherwise.

B.           Each member of the Board of Directors, and Stock Option Committee, and each officer and employee of the Company, its Parent Corporation or any Subsidiary Corporation shall be fully justified in relying or acting upon any information which is furnished to the Company by any person or persons.  In no event shall any person who is or shall have been a member of the Board or Stock Option Committee, or an officer or employee of the Company, be liable, with respect to this Plan, for any determination made, other action taken or any omission to act, with respect to this Plan, in reliance upon any such information.

C.           No person who is, or shall have been, a member of the Board or Stock Option Committee, or an officer or employee of the Company shall be liable for any action taken (including the furnishing of information) or any failure to act, if in good faith, with respect to this Plan.

12.           Tax Withholding

The Company shall have the right  to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy any obligation it may have under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or exercise of Options granted pursuant to this Plan or the sale of Common Stock issued with respect to Options.  This authority shall include authority to withhold or receive stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

13.           Adoption of the Plan

This Plan shall be deemed to be in effect upon the date upon which this Plan has been adopted by the Board of Directors; provided, however, that this Plan shall be deemed null and void unless the holders of a majority of the Common Stock shall approve of and consent to such adoption within twelve (12) months after the date of Board approval of this Plan.

14.           Amendment and Termination of Plan

A.           The Board may at any time terminate, or from time to time modify or suspend, this Plan.  The Board may make such amendments and modifications as it deems advisable, in its sole and absolute discretion, except that the Board may not, without approval of the stockholders owning a majority of the Company’s shares entitled to vote thereon, increase the total number of shares with respect to which Options may be granted pursuant to this Plan, except as may be effected pursuant to Paragraph “D” of Article “3” of this Plan or change the class of employees who are eligible to be granted ISOs under this Plan; provided, however, that if the Code is amended to revise any provision which is contained in this Plan with regard to ISOs, then any and all provisions of this Plan shall be deemed amended and modified to comply with such amendment; provided, further, however, that if any shareholder approval is necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) such shareholder approval shall be obtained in compliance with each of such laws or under the section or sections of any future law which is in effect at the time when any determination is made by the Stock Option Committee and which covers the subject matter of such sections (for purposes of this Plan, wherever there is a reference to a section of the Code, such reference shall be deemed to be to the applicable code section as well as to the section or sections of any future law which is in effect at the time when any determination is made by the Stock Option Committee and which covers the subject matter of said code section).  In addition, this Plan may not be amended more than once every six months, other than to comply with changes to the Code, Employee Retirement Income Security Act (“ERISA”), or the rules and regulations promulgated under each of such laws or under the section or sections of any future law which is in effect at the time when any determination is made by the Stock Option Committee and which covers the subject matter of such sections (for purposes of this Plan, wherever, there is a reference to a section of the Code, such reference shall be deemed to be to the applicable Code section as well as to the section or sections of any future law which is in effect at the time when any determination is made by the Stock Option Committee and which covers the subject matter of said Code section).

B.           No amendment, modification or termination of this Plan shall in any manner affect any Option theretofore granted under this Plan without the consent of the Grantee.

C.           Unless the Plan is sooner terminated, no ISO shall be granted pursuant to this Plan on or after the tenth (10th) annual anniversary date after the date upon which this Plan is adopted by the Board; provided,  however, that any and all Options which are granted pursuant to this Plan shall continue in full force and effect until terminated in accordance with the terms and conditions of this Plan, including, but not limited to, Paragraph “E” of Article “3”, and Articles “7”, “8”, and “9” of this Plan.

Date upon which this Plan was	Date upon which this Plan was
Approved by the Board of	Approved by the Stockholders
Directors of the Company:	of the Company:

___________________________	___________________________

EXHIBIT “A” TO STOCK OPTION PLAN

OPTION AGREEMENT
This Option Agreement (this “Agreement”) is made as of the ___ day of ____________, _____ between Artfest International, Inc., a Delaware corporation (the “Corporation”), and ______________________________, an individual (the “Grantee”) with an address at __________________________________________________________________.

WITNESSETH

WHEREAS, in order to carry out the purposes of the Corporation’s 2008 Stock Option Plan (the “Plan”), which has been approved by the Corporation’s shareholders, the Corporation’s Board of Directors has determined that it is in the best interests of the Corporation to provide additional incentive to the Grantee and to utilize and reward the Grantee’s efforts in contributing to the Corporation’s future success and prosperity by affording the Grantee an opportunity to purchase shares of its common stock (the “Common Shares”), as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged,

IT IS AGREED:

1.           Grant of Option.     The Corporation hereby irrevocably grants to the Grantee the right and option (the “Option”), to purchase all or any part of an aggregate of ____________ Common Shares (the “Option Shares”) (such number being subject to adjustment as provided in Article “7” hereof) upon the terms and conditions herein set forth, which will be issued out of the Plan, upon the terms and conditions herein set forth.

2.           Vesting.     The Option shall become fully vested after the fourth (4th) year of continuous, uninterrupted employment of the Grantee by the Corporation, its Parent Corporation or any Subsidiary Corporation following the date of the grant as follows: one-fourth (1/4) of the aggregate number of shares subject to the Option shall be vested one (1) year after the date of grant and, cumulatively, an additional one-fourth (1/4) of the aggregate number of shares subject to the Option shall be vested at the expiration of each year thereafter so that four (4) years after the grant of the Option, the Option shall be fully vested and exercisable subject to the provisions of the Plan.

3.           Purchase Price.     The purchase price of the Option Shares shall be (U.S.) ____________ per share.

4.           Term of Option.     The Option shall be exercisable until one day before the fifth anniversary of the date hereof or the date of availability under the Plan, as applicable (the “Term”), subject to earlier termination as provided in Articles “5” and “8” hereof.  The Option may be exercised within the above limitations, at any time or from time to time, as to any part of, or all of, the Option Shares covered thereby; provided, however, that the Option may not be exercised as to less than 100 shares at any one time (or the remaining Option Shares then purchasable under the Option, if less than 100 shares).  The purchase price of the Option Shares as to which the Option shall be exercised shall be paid in full by money order, certified check, bank draft to the order of the Corporation or by Cashless Exercise (as defined below) as set forth in Article “9” hereof.  Except as provided in Article “8” hereof, the Option may not be exercised at any time unless the Grantee shall have been acting continuously as a director or employee of the Corporation, from the date hereof to the date of the exercise of the Option.

5.           Termination of the Corporation.     If the existence of the Corporation is terminated because of the dissolution, liquidation, merger or consolidation of the Corporation, or a sale of all or substantially all of the assets of the Corporation, the Option shall be cancelled simultaneously with the occurrence of such event upon written notice to the Grantee unless the Board shall by resolution provide otherwise; provided, however, that for a period of fifteen (15) days after receiving written notice of the occurrence of such event the Grantee shall have the right to exercise that portion of the Option previously granted to him immediately to the extent it shall not theretofore have been exercised.

6.           Nontransferability of Option.     The Option shall be transferable by the Grantee, either voluntarily or by operation of law, otherwise than by the Grantee’s last will and testament or the laws of descent and distribution, and the Grantee shall not pledge, hypothecate or otherwise create any lien on the Option.  During the lifetime of the Grantee, an option may be exercised only by the Grantee or, if the Grantee is legally incompetent, by the Grantee’s guardian or legal representative.

7.          Changes in Capital Structure.      If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued with respect to outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the Grantee shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Article “3” hereof) and had not been disposed of, such party or parties would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.  No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by Article “4” hereof.

8.           Termination of Employment.       If the Grantee shall cease to be a director or employee of Corporation, the Option may be exercised to the extent that the Grantee had the right to exercise such Option at the date of termination of the relationship until the earlier of the expiration date of such option or three (3) months after the date of the termination of the relationship; provided however, that if the Grantee is terminated for “cause”, the Option shall terminate on the date of the termination of the relationship.  For purposes of this Agreement, “cause” shall mean the Grantee's fraud, misappropriation, theft or embezzlement.

If the Grantee shall (A) retire with the consent of the Corporation, (B) die while he is a director or employee of the Corporation, (C) become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) while he is a director or employee of the Corporation or (D) die within three (3) months after his termination from any such position, the Option may be exercised as follows: (i) by the Grantee within three (3) months after the date of his retirement or becoming totally disabled, as the case may be, or (ii) by the personal representative of the Grantee within one (1) year after the death of the Grantee while a director or employee of the Corporation or (iii) within one (1) year after the death of the Grantee if the Grantee should die within three (3) months after the date of the Grantee’s retirement or becoming totally disabled, as the case may be.  In no event may the Option be exercised after the original expiration date of the Option and in all events the Option may be exercised only to the extent that the Grantee was entitled to exercise the Option immediately preceding his termination by retirement, death, disability or otherwise as a director or employee of the Corporation.

9.           Method of Exercising Option.

A.          Subject to the terms and conditions of this Agreement and in addition to the method of exercise set forth in Paragraph “B” of this Article “9” of this Agreement, the Option may be exercised by written notice to the Corporation, at the offices of the Corporation, The Madison Building, 15851 Dallas Parkway, Suite 600, Addison, Texas 75001.  Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option on behalf of the Grantee.  Such notice shall either: (a) be accompanied by payment of the full exercise price of such shares together with any applicable income tax or other withholding amount, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice and payment shall be received; (b) fix a date (not less than five nor more than ten business days from the date such notice shall be received by the Corporation) for the payment of the full exercise price of such shares at the offices of the Corporation or (c) be accompanied by instructions to the Corporation to deliver all of the shares being exercised to a broker-dealer with whom the Corporation has made an arrangement to deliver to the Corporation the full exercise price of such exercised shares through the immediate sale of a portion of such exercised shares prior to such shares being given to the Grantee.  Payment of such exercise price shall, in either case, be made by money order, certified check or bank draft or by any combination of such methods of payment payable to the order of the Corporation.  The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the Grantee and shall be delivered as per the written order of the Grantee.  The Option shall be considered exercised as to the shares purchased on the day of receipt of such notice, or if such day is not a business day, on the next succeeding business day.  In the event the Option shall be exercised, pursuant to Article “8” of the Agreement, by any person(s) or party other than the Grantee, such notice shall be accompanied by appropriate proof of the right of such person(s) or party to exercise the option.

B.           In addition to the methods of exercise set forth in Paragraph “A” of this Article “9” of this Agreement, at any time during the Term, Grantee may, in his sole and absolute discretion, exchange all or a portion of the Option, (an “Option Exchange”) into the number of fully paid and non-assessable shares of Common Stock determined in accordance with this Paragraph “B” of this Article “9” of this Agreement, by surrendering this Option Agreement at the principal offices of the Corporation or at the office of its transfer agent, accompanied by a notice stating Grantee’s intent to effect such exchange, the number of Options to be exchanged and the date on which Grantee requests that such Option Exchange occur (the “Notice of Exchange”). The Option Exchange shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Corporation (the “Exchange Date”). Certificates for the shares of Common Stock issuable upon such Option Exchange and, if applicable, a certificate evidencing the balance of Options remaining subject to the terms of this Option Agreement, shall be issued as of the Exchange Date and delivered to Grantee within three (3) business days following the Exchange Date.  In connection with any Option Exchange, this Option Agreement shall represent the right to subscribe for and acquire (i) the number of shares of Common Stock (rounded to the next highest integer) equal to (A) the number of shares of Common Stock specified by Grantee in the Notice of Exchange (the “Total Share Number”) less (B) the number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing exercise price of _____ per share by (ii) the then current market price of a share of Common Stock.  For purposes of this Option Agreement, fair market value of the Corporation’s Common Stock on a given date shall be either: (i) if the Common Stock is listed on a national securities exchange or quoted in a inter-dealer quotation system, the last sale price per share or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by such exchange or system; or (ii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system, as determined by the independent members of the Corporation’s Compensation Committee.

10.           General.     The Corporation shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

11.           Compliance with Law and Approval of Regulatory Bodies.     The Option shall not be exercisable, no Option Shares shall be issued, no certificates for Option Shares shall be delivered and no payment shall be made under this Option Agreement except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements).  The Corporation shall have the right to rely upon an opinion of its counsel as to such compliance.  Any certificate issued to evidence Option Shares awarded may bear such legends and statements as the Corporation may deem advisable to assure compliance with federal and state laws and regulations.  No Option shall be exercisable, no Option Shares shall be issued, no certificates for Option Shares shall be delivered and no payment shall be made under the Option Agreement until the Corporation has obtained such consent or approval as it may deem advisable from regulatory bodies having jurisdiction over such matters.

12.           No Rights in Option Shares.     The Grantee shall have none of the rights of a shareholder with respect to Option Shares covered by the Option granted herein until Common Shares shall be issued to the Grantee upon exercise of the Option.

13.           Not a Contract of Employment.     Nothing contained herein shall be deemed to confer upon the Grantee any right to remain as a director, officer and/or employee of the Corporation.

14.           Notice.     All notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if sent by (i) Certified or Registered Mail, postage prepaid, Return Receipt Requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed first class mail, postage prepaid, addressed as follows:

To the Corporation:	Artfest International, Inc.
The Madison Building
15851 Dallas Parkway, Suite 600
Addison, Texas 75001
Attn: Edward Vakser
Facsimile:

Copy To:	Mintz & Fraade, P.C.
488 Madison Avenue
New York, New York 10022
Attn: Frederick M. Mintz, Esq.
Facsimile: (212) 486-0701

Grantee:	____________________
____________________
____________________
____________________
Facsimile:

Copy To:	____________________
____________________
____________________
____________________
Facsimile:

or in each case to such other address as shall have last been furnished by like notice.  If mailing by Registered or Certified Mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid address.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be;  provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on such date.

15.           Entire Agreement.     The parties have not made any representations, warranties, or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement, together with the Plan and any instruments executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof.  All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement and any such instrument, which alone fully and completely expresses their agreement.  This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

16.           Governing Law.     This Agreement shall be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York.  The parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York with respect to the entire subject matter of any and all disputes relating to or arising under this Option Agreement.  Any such arbitration shall be in New York, New York by and pursuant to the rules then obtaining of the American Arbitration Association in New York, New York.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The parties specifically designate the Courts in the City of New York, State of New York as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award.  The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding to enforce the arbitration award, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon either of them by certified mail, return receipt requested, in accordance with Article “14” of this Agreement.

17.           Binding Agreement.     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

18.           Effect.     The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

19.           Waiver.     Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

20.           Headings.     The headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

21.           Counterparts.     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the Corporation has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Grantee has hereunto set its hand and seal, all on the day and year first above written.

Artfest International, Inc.

By: __________________________
Edward Vakser, Chairman and
Chief Executive Officer

______________________________
Name:

EXHIBIT “B” TO STOCK OPTION PLAN

NOTICE OF EXERCISE

To:           Artfest International, Inc.

The undersigned irrevocably exercises the Option for the purchase of ____________ shares (subject to adjustment) of Common Stock of Artfest International, Inc. (the “Company”) and herewith makes payment of $__________ (the “Exercise Price”) to Artfest International, Inc., such payment of the Exercise Price being in cash or by certified or official bank check payable to the order of Artfest International, Inc., all on the terms and conditions specified in the Option therein referred to, surrenders the Option and all right, title and interest therein to the Grantor and that the shares of Common Stock deliverable upon the exercise of such Option be registered or placed in the name and at the address specified below and delivered thereto.

Name: ________________________________________________________________________
Please insert social security number: ________________________________________________
Street Address: _________________________________________________________________
City, State and Zip Code: _________________________________________________________

PROXY	PROXY

Artfest International, Inc.
15851 Dallas Parkway, Suite 600
Addison, Texas 75001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENT, that the undersigned Stockholder of Artfest International, Inc. (the “Company”) hereby constitutes and appoints Eddie Vakser and Anzhelika Tassan the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to vote all of the shares of stock of the Company that the undersigned would be entitled, if personally present, to vote at the meeting of Stockholders of the Company to be held on March 28, 2008 at 2:00 p.m. at the Company’s offices, at 15851 Dallas Parkway, Suite 600, Addison, Texas 75001, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

(1)           To elect each of Edward Vakser, Anzhelika Tassan and Larry D. Ditto as Directors of the Company to serve until the next Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified

For ___	Against ___	Abstain ___

(2)           To authorize the Company to file with the Division of Corporations in the Department of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation of the Company to increase of the authorized capital of the Company from forty million (40,000,000) shares of stock to five hundred and two million (502,000,000) shares of stock of which five hundred million (500,000,000) shares shall be Common Stock, par value $.001 and two million (2,000,000) shares shall be Preferred Stock, par value $.001.

For ___	Against ___	Abstain ___

(3)           To approve the proposed qualified stock option plan.

For ___	Against ___	Abstain ___

(4)           To ratify the Board of Directors’ selection of Eugene M Egeberg, C.P.A. as the auditor for the Company for the 2007 fiscal year.

For ___	Against ___	Abstain ___

(5)           To approve such other business as may properly come before the Annual Meeting and any adjournments thereof.

For ___	Against ___	Abstain ___

____________________________________
Signature

____________________________________
Print Name

____________________________________
Number of Shares Owned

Dated: ___________ ____, 2008